                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                            The Securities Act 1934


Date of Report (Date of earliest event reported)  October 21, 1996
                                                  ----------------



                                Respironics, Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)



Delaware                       000-16723    25-1304989
-----------------------------  -----------  ------------------
State or other jurisdiction    Commission   IRS Employer
of incorporation               File Number  Identification No.


1001 Murry Ridge Drive, Murrysville, PA         15668
---------------------------------------         -----
(Address of principal executive officers)       (Zip Code)


Registrant's telephone number, including area code    (412) 733-0200
                                                      --------------

Item 1.         Changes in Control of Registrant

                None


Item 2.         Acquisition or Disposition of Assets.

                On October 21, 1996, Respironics, Inc. ("Respironics") completed the acquisition of LIFECARE International, Inc. ("LCI") from its owners pursuant to the provisions of an Agreement for Purchase and Sale of Stock dated as of August 21, 1996. Respironics paid a cash purchase price of $50,000,000.

                LCI is a privately held developer, manufacturer and marketer of respiratory therapy products and is based in Westminster, Colorado. LCI's primary business focus is on portable home ventilation therapy.

                There are no material relationships between LCI and Respironics or any of its affiliates, any director or officer of Respironics, or any associate of such director or officer.

                The acquisition was financed primarily with the proceeds from a public offering of Respironics common stock that was completed in April 1996. The remainder of the purchase price was financed with accumulated cash and short-term investment balances.


Item 3.         Bankruptcy or Receivership.

                None


Item 4.         Changes in Registrant's Certifying Accountant.

                None


Item 5.         Other Events.

                None

Item 6.         Resignation of Registrant's Directors.

                None


Item 7.         Financial Statements and Exhibits.

                (a) Financial statements of LCI for the periods specified in Rule 3-05(b) of Regulation S-X (included as Attachment 1 hereto)

                (b) It is impracticable at this time to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X. This pro forma financial information will be filed as soon as practicable and not later than 60 days after the due date for this Report on Form 8-K.

                (c) The Agreement for Purchase and Sale of Stock relative to the acquisition of LCI was filed as Exhibit 10.25 to Respironics' Annual Report on Form 10-K for the year ended June 30, 1996.

                (d) Consent of Ernst & Young LLP, filed herewith as Exhibit 23.1

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



November 5, 1996                              RESPIRONICS, INC.

                                              /s/ James C. Woll
                                              _____________________
                                              James C. Woll
                                              Treasurer

       Attachment 1











                           Consolidated Financial Statements

                           LIFECARE(R) International, Inc.


                           Years ended March 31, 1996, 1995 and 1994 with Report of Independent Auditors

                        Report of Independent Auditors

Board of Directors
LIFECARE(R) International, Inc.

We have audited the accompanying consolidated balance sheets of LIFECARE(R) International, Inc. as of March 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of LIFECARE(R) International, Inc. at March 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 1996, in conformity with generally accepted accounting principles.


                                                    Ernst & Young LLP

Denver, Colorado
May 30, 1996

                        LIFECARE(R) International, Inc.

                          Consolidated Balance Sheets

               (in thousands, except share and per share amounts)

                                              March 31
                                           1996     1995
                                         ------------------
Assets (Note 3)
Current assets:
      Cash                               $   558  $   362
      Securities in escrow (Note 3)          918      966
      Trade accounts receivable, less
       allowance for doubtful accounts
       of $641 in 1996 and $918 in 1995    6,244    7,550
      Inventories                          5,982    6,110
      Deferred income taxes (Note 7)         577      688
      Income taxes receivable                  -       86
      Net investment in sales-type
       leases, current portion
         (Note 2)                            261      311
      Prepaid expenses                        71       88
                                        -----------------
Total current assets                      14,611   16,161

Rental equipment                          11,466   10,851
Less accumulated depreciation              7,826    7,356
                                        -----------------

                                           3,640    3,495

Property and equipment:
       Land                                  555      555
       Building                            3,550    3,508
       Office furniture and equipment      3,819    3,488
       Machinery and other                 1,952    2,011
                                        -----------------

                                           9,876    9,562
       Less accumulated depreciation       3,867    3,235
        and amortization
                                        -----------------

                                           6,009    6,327

Other assets:
       Net investment in sales-type
        leases, net of current
          portion (Note 2)                   182      333
       Deposits and other assets             146      261
                                        -----------------
                                             328      594

Intangibles:
       Patents and trademarks, less
        accumulated amortization of
        $269 in 1996 and $197 in 1995         46      118
       Goodwill, less accumulated
        amortization of $241 in 1996
        and $198 in 1995                     615      658
                                        -----------------
                                             661      776
                                        -----------------
Total assets                             $25,249  $27,353
                                        =================

                                              March 31
                                            1996     1995
                                          ----------------
Liabilities and stockholders' equity
Current liabilities:
  Notes payable (Note 3)                  $    19  $ 1,254
  Current maturities of long-term
   debt (Note 3)                            1,961    2,314
  Accounts payable                          1,151    2,280
  Accrued expenses                          1,966    1,258
  Income taxes payable                        365       62
                                          ----------------
Total current liabilities                   5,462    7,168

Notes payable, less current maturities         99    3,209
 (Note 3)
Long-term debt, less current maturities    10,158    8,634
 (Note 3)

Deferred income taxes (Note 7)                674      569

Commitments and contingencies (Notes 3
 and 6)

Stockholders' equity (Notes 3 and 4):
  Common stock, par value $.10 per share:
   Authorized shares - 500,000                 28       27
  Additional paid-in capital                  429      217
  Retained earnings                         8,384    7,441
  Equity adjustment from translation           15       88
                                          ----------------
Total stockholders' equity                  8,856    7,773






Total liabilities and stockholders'       ----------------
 equity                                   $25,249  $27,353
                                          ================

See accompanying notes.

                        LIFECARE(R) International, Inc.

                       Consolidated Statements of Income

                                 (in thousands)

                                              Year ended March 31
                                            1996      1995      1994
                                          ---------------------------

Operating revenues:
  Rental and maintenance income (Note 2)  $15,337   $14,448   $14,969
  Sales of equipment and parts             17,753    16,514    12,820
                                          ---------------------------
Net operating revenues                     33,090    30,962    27,789

Costs and expenses:
  Cost of rental equipment, maintenance
    and repairs                             5,323     5,625     5,180
  Cost of sales of equipment and parts      9,641    10,615     7,465
  Selling, general and administrative      13,033    12,024    11,034
  Research and development                  2,114     1,666     1,879
                                          ---------------------------
Total operating expenses                   30,111    29,930    25,558
                                          ---------------------------

Operating income                            2,979     1,032     2,231

Other income (expense):
  Interest expense                         (1,121)   (1,104)     (706)
  Other income                                 17       156        60
                                          ---------------------------
Total other expense                        (1,104)     (948)     (646)
                                          ---------------------------

Income before income taxes                  1,875        84     1,585

Income taxes (Note 7)                         772         6       568
                                          ---------------------------
Net income                                $ 1,103   $    78   $ 1,017
                                          ===========================

See accompanying notes.

                        LIFECARE(R) International, Inc.

                Consolidated Statements of Stockholders' Equity

               (in thousands, except share and per share amounts)

                                       Common Stock       Additional                            Treasury Stock
                                   ---------------------   Paid-In    Retained     Transla-   -----------------
                                    Shares      Amount     Capital    Earnings       tion     Shares    Amount     Total
                                   --------------------------------------------------------------------------------------
Balance, March 31, 1993                 293,086      $29        $ 717     $6,735   $  -       (35,440)   $(908)    $6,573

  Dividends on common stock,
   $.05 per share                             -        -            -        (12)         -         -        -        (12)
   Exercise of stock options by
    officers (Note 4)                         -        -            -        (95)         -     4,974      128         33
   Shares purchased into treasury             -        -            -          -          -    (1,485)     (64)       (64)
   Net income                                 -        -            -      1,017          -         -        -      1,017
                                   --------------------------------------------------------------------------------------
Balance, March 31, 1994                 293,086       29          717      7,645          -   (31,951)    (844)     7,547
  Dividends on common stock
    $.05 per share                            -        -            -        (13)         -         -        -        (13)
  Exercise of stock options
    by officers (Note 4)                      -        -            -       (269)         -    13,474      350         81
  Shares purchased into treasury              -        -            -          -          -      (200)      (8)        (8)
     Retirement of treasury shares      (18,677)      (2)        (500)         -          -    18,677      502          -
     Translation adjustment                   -        -            -          -         88         -        -         88
     Net income                               -        -            -         78          -         -        -         78
                                   --------------------------------------------------------------------------------------
Balance, March 31, 1995                 274,409       27          217      7,441         88         -        -      7,773
  Dividends on common stock,
    $.025 per share                           -        -            -         (7)         -         -        -         (7)
  Exercise of stock options by
    officers (Note 4)                     7,920        1          212       (153)         -         -        -         60
     Translation adjustment                   -        -            -          -        (73)        -        -        (73)
     Net income                               -        -            -      1,103          -         -        -      1,103
                                   --------------------------------------------------------------------------------------
Balance, March 31, 1996                 282,329      $28        $ 429     $8,384       $ 15         -   $    -     $8,856
                                   ======================================================================================

See accompanying notes.

                        LIFECARE(R) International, Inc.

                     Consolidated Statements of Cash Flows

                                 (in thousands)

                                                                   Year ended March 31
                                                                 1996      1995      1994
                                                             -----------------------------

Operating activities
Net income                                                     $ 1,103   $    78   $ 1,017
Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
          Depreciation and amortization                          2,226     1,999     2,075
          Gain on disposition of rental equipment
            and property and equipment                             (38)     (117)     (288)
          Changes in assets and liabilities:
          Accounts receivable                                    1,306        90    (3,494)
          Inventories                                           (1,102)   (1,069)   (1,026)
          Income taxes receivable                                   86       198      (101)
          Prepaid expenses                                          17         7        (2)
          Deposits and other assets                                115      (203)      (25)
          Accounts payable                                      (1,129)     (282)    1,335
          Accrued expenses                                         708        54      (464)
          Income taxes payable                                     303       (29)      (31)
          Deferred income taxes                                    216      (321)       88
                                                             -----------------------------
Net cash provided by (used in) operating activities              3,811       405      (916)

Investing activities
Proceeds from sale of rental equipment and
  property and equipment                                             -     1,883       674
Purchases and transfers of rental equipment and
  property and equipment                                          (670)   (5,431)   (2,334)
Principal payments received on net investment in
  sales-type leases                                                670       639       357
Increase in net investment in sales-type leases                   (469)     (526)     (801)
                                                             -----------------------------
Net cash used in investing activities                             (469)   (3,435)   (2,104)

Financing activities
Net borrowings (payments) on revolving line of credit           (1,095)      599     2,690
Proceeds from long-term borrowings                                 230     5,667     2,210
Principal payments on long-term borrowings                      (2,261)   (3,214)   (1,978)
Purchase of common stock for the treasury                            -        (8)      (64)
Proceeds from sale of common and treasury stock                     60        81        33
Cash dividends paid                                                 (7)      (13)      (12)
                                                             -----------------------------
Net cash provided by (used in) financing activities             (3,073)    3,112     2,879

Adjustment from translation                                        (73)       88         -
                                                             -----------------------------

Net increase (decrease) in cash                                    196       170      (141)
Cash at beginning of year                                          362       192       333
                                                             -----------------------------
Cash at end of year                                            $   558   $   362   $   192
                                                             =============================

See accompanying notes.

                        LIFECARE(R) International, Inc.

                   Notes to Consolidated Financial Statements

                                 March 31, 1996
               (in thousands, except share and per share amounts)


1. Nature of Business and Significant Accounting Policies

Nature of Business

LIFECARE(R) International, Inc. was incorporated in August 1968 in the state of Colorado. The Company manufactures, rents, sells, and services respiratory devices to customers in the health care industry on a worldwide basis. The Company's business is conducted through eighteen district offices and the corporate headquarters in the United States; its sales and service center in Hong Kong; and a wholly-owned subsidiary, LIFECARE(R) Europe, GmbH, located outside Munich, Germany.

Summary of Significant Accounting Policies

Principles of Consolidation
---------------------------

The consolidated financial statements include the accounts of LIFECARE(R) International, Inc. and its wholly-owned subsidiary, LIFECARE(R) Europe, GmbH (together, "the Company"). All material intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Revenue related to sales of equipment and parts is recorded at the time of shipment. Revenue related to rental of equipment is recorded ratably over the term of the lease agreement.

Trade Accounts Receivable and Net Investment in Sales-Type Leases
-----------------------------------------------------------------

The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations. A significant concentration of credit risk at March 31, 1996 includes receivables from federal and state

                        LIFECARE(R) International, Inc.

1. Nature of Business and Significant Accounting Policies (continued)

sponsored agencies (Medicare, Medicaid, etc.) which comprise approximately 23% of accounts receivable. At March 31, 1996, the Company has no other significant concentrations of outstanding trade accounts receivable or sales-type leases.

Inventories
-----------

Inventories are valued at the lower of cost (determined on the first-in, first-out method) or market. Inventories consist primarily of parts, supplies (which include parts used in the repair of rental equipment) and finished goods.

Rental Equipment, Property and Equipment
----------------------------------------

Purchased rental equipment, property and equipment is recorded at cost. Rental equipment manufactured by the Company is capitalized based on manufacturing cost. Depreciation of rental equipment, property and equipment, including the improvements thereto, is computed using the straight-line method over the respective estimated useful lives, generally between three and thirty years. All equipment acquired under capital leases is treated as purchased equipment, recorded at cost and depreciated over its economic life.

Long-Lived Assets
-----------------

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS No. 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt SFAS No. 121 in fiscal year 1997 and, based on current circumstances, does not believe adoption will have a significant impact on the financial statements.

Intangible Assets
-----------------

Intangible assets consist of patents, trademarks and goodwill and are amortized using the straight-line method over estimated useful lives of 17, 10 and 20 years, respectively.

                        LIFECARE(R) International, Inc.

1. Nature of Business and Significant Accounting Policies (continued)

Research and Development
------------------------

Costs of research, new product development and product redesign are expensed as incurred.

Foreign Currency Translation
----------------------------

Effects of foreign exchange rate fluctuations on the Company's net investment in its foreign subsidiary and on the operations thereof are included in the equity adjustment from translation account within stockholders' equity. Translation and transaction gains and losses are reflected in the consolidated statement of income.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reported in the balance sheet for cash and cash equivalents, trade accounts receivable, notes payable and long-term debt approximate the fair value of these financial instruments.

Reclassifications
-----------------

Certain amounts in the fiscal year 1995 financial statements have been reclassified to conform with the fiscal year 1996 presentation.

2. Sales-Type Leases

The Company's rental business consists principally of the leasing of respiratory equipment. Most of the Company's leases provide for month-to-month rentals and are classified as operating leases. Rental income is recognized as earned.

                        LIFECARE(R) International, Inc.

2. Sales-Type Leases (continued)

The Company's rental business also includes sales-type leases for certain equipment. These leases expire over the next three years. The components of the net investment in sales-type leases are as follows:

                                         March 31
                                       1996   1995
                                     --------------
Total minimum lease payments
   to be received*                      $478   $705
      Less unearned income                35     61
                                     --------------
Net investment in sales-type leases      443    644
   Less current portion                  261    311
                                     --------------
                                        $182   $333
                                     ==============

* At March 31, 1996, the minimum lease payments for each of the succeeding fiscal years ending on March 31 are as follows: 1997--$280; 1998--$146; 1999--$52.

3. Notes Payable, Long-Term Debt and Pledged Assets

Notes Payable

Notes payable consist of obligations of the Company pursuant to financing facilities. They are generally designed to finance working capital.

                                         March 31
                                       1996   1995
                                     --------------
Bank line of credit not to exceed
 $3,500, prime plus .5% (8.5% prime
 at March 31, 1996), interest due
 monthly, secured by all assets of
 the Company, due July 1997            $ 99  $3,999
German bank line of credit not to
 exceed $800, variable interest rate
 (9.5% at March 31, 1996), secured
 by all of the subsidiary's accounts
 receivable, due on demand               19     464
                                     --------------
                                       $118  $4,463
                                     ===============

                        LIFECARE(R) International, Inc.

3. Notes Payable, Long-Term Debt and Pledged Assets (continued)

Aggregate maturities of notes payable at March 31, 1996 are as follows:


          Year ending March 31            Amount
      -------------------------------------------
                 1997                     $ 19
                 1998                       99
                                        ---------
                                          $118
                                        =========

Long-Term Debt

Long-term debt consists of the following:

                                                March 31
                                              1996    1995
                                            ----------------
Bank note, prime plus 1% (8.5% prime at
 March 31, 1996), $125 principal plus
 interest due monthly, secured by all
 assets of the Company, due July 2000       $ 6,750  $ 5,000
Industrial Development Revenue Bond,
 variable interest rate, interest paid
 monthly, due November 2009 (see bond
 description below)                           4,880    5,000
Equipment lease financing, capital
 lease obligation, variable rate
 (8.1% at March 31, 1996), $15
 principal plus accrued interest
 payable monthly, secured by certain
 equipment, due through January 1998            184      332
Equipment vendor, capital lease
 obligation, 8.7%, $12 principal plus
 accrued interest payable monthly,
 secured by computer equipment, due
 April 1998                                     255      152
Note, 10%, $10 principal plus interest
 due monthly, due September 1996 (note
 due to an employee)                             50      100
German bank note, 9.8% interest due
 quarterly, principal due in full in
 May 1995, secured by a $347 letter of
 credit                                           -      364
                                            ----------------
                                             12,119   10,948
Current maturities                            1,961    2,314
                                            ----------------
Long-term debt, less current maturities     $10,158  $ 8,634
                                            ================

                        LIFECARE(R) International, Inc.

3. Notes Payable, Long-Term Debt and Pledged Assets (continued)

Aggregate maturities of long-term debt at March 31, 1996 are as follows:


                 Year ending March 31   Amount
                 --------------------- ---------


                     1997              $  1,961
                     1998                 1,839
                     1999                 1,669
                     2000                 1,660
                     2001                   910
                     Thereafter           4,080
                                        -------
                                        $12,119
                                        =======

Under the terms of the above loan agreements the Company is required to maintain certain financial covenants and cannot sell, lease, or otherwise dispose of a substantial part of its assets or operations and cannot pay dividends in excess of $25 annually.

Payments for interest approximated interest expense for the years ended March 31, 1996 and 1994. During 1995, the Company paid $1,166 in interest, of which $62 was capitalized.

The 1994 Industrial Development Revenue Bond

In December 1994, the Company entered a long-term obligation under an Industrial Development Revenue bond issued by the City of Westminster, Colorado, for a principal amount of $5,000 ("the IRB"). The IRB is guaranteed with a letter of credit from a financial institution ("the Financial Institution") in the amount of $5,074.

Principal is due at maturity in November 2009; however, the loan agreement with the Financial Institution requires the Company to make a $40 principal payment quarterly, as authorized by the IRB's indenture. Interest is payable monthly and is equal to the lesser of:

  (i)  10% per annum, or
  (ii) a floating rate, determined weekly by the remarketing agent for the IRB, a subsidiary of the Financial Institution, as the minimum rate which would be necessary to remarket the IRB in a secondary market transaction, in the amount of the then outstanding principal. The floating rate was 3.9% at March 31, 1996.

                        LIFECARE(R) International, Inc.

3. Notes Payable, Long-Term Debt and Pledged Assets (continued)

The interest rate may be converted to a fixed rate at the option of the Company at any time after June 1995.

The proceeds from the issuance of the IRB are held in escrow in a fund ("the Project Fund") by the IRB's bond trustee ("the Trustee") and have been released to the Company based on certified progress reports provided by the Company on the construction of its new Westminster facilities. At March 31, 1996, $4,157
had been released to the Company.   The balance of the Project Fund,
representing $842 of unreleased bond issuance proceeds and $75 of earned interest income, is invested by the Trustee into qualifying securities in which it is authorized to invest under the IRB's Indenture of Trust. These securities are carried at fair value as determined by the Trustee based on the most recent available quotations.

Amounts held in the Project Fund are available to the Company on a restricted basis, to the extent it incurs qualifying expenditures for the equipment of its main manufacturing facility. If the Company has not incurred sufficient qualifying expenditures by October 1997, the then unreleased portion of the Project Fund will be distributed by the Trustee to the holders of the IRB as a principal payment.

4. Stockholders' Equity

Stockholders' Agreement

The stockholders have entered into an agreement with the Company whereby the sale or transfer of the Company's common stock owned by stockholders to third parties is subject to restrictions. The agreement provides, among other items, that upon retirement, disability, death or termination of employment the Company will repurchase such individuals' stock (including any shares acquired pursuant to stock option agreements) at a formula price as specified in the agreement. The March 31, 1996 formula price was $46.99 per share. The agreement may be terminated upon approval of holders of all of the outstanding common stock, or upon the approval of a sale of the Company by holders of 51% of the outstanding common stock.

Stock Options

The Company has an Incentive Stock Option Plan ("the Plan"), which provides for the granting of stock options to officers of the Company. The stock options are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code.

                        LIFECARE(R) International, Inc.

4. Stockholders' Equity (continued)

The Company reserved an aggregate of 100,000 common shares for issuance under the Plan. Option grants may be exercised for a period of not more than five years in the case of a 10% or greater stockholder, or ten years for a less than 10% stockholder. Options vest as determined by the Board of Directors at the date of grant. The option price of any incentive stock option shall equal or exceed the fair market value per share on the date of grant, or 110% of the fair market value per share in the case of a 10% or greater stockholder.

Stock option transactions were as follows:


                                                   March 31
                                        1996       1995        1994
                                      -------------------------------
Outstanding options at beginning
 of year                                7,920     21,394       26,368
Options exercised during the year      (7,920)   (13,474)      (4,974)
                                       ------------------------------
Outstanding options at end of year          -      7,920       21,394
                                       ==============================

Exercise price per share              $  7.60   $   7.60   $5.70 - $7.60

Shares acquired pursuant to the Incentive Stock Option Plan are subject to the terms, conditions and repurchase provisions of the stockholders' agreement described above.

5. Profit-Sharing Plan

The Company has a qualified contributory profit-sharing plan for all employees over 18 years of age. The plan provides for contributions in such amounts as the Board of Directors may annually determine. The Company's contributions to the plan for the years ended March 31, 1996, 1995 and 1994 were $566, $-0-, and $190, respectively.

6. Commitments and Contingencies

The Company is party to a legal dispute brought by a former employee of the Company who was terminated during 1994. There are several claims for relief, including economic and emotional distress damages. Although the outcome of this dispute cannot currently be determined, management believes the ultimate outcome of this case will not result in a material impact on the Company.

                        LIFECARE(R) International, Inc.

6. Commitments and Contingencies (continued)

Operating Leases

The Company leases its district office facilities and automobiles under operating leases.

The minimum rentals due under noncancelable leases with recurring terms of one year or more as of March 31, 1996 are as follows:


                  Year ending March 31   Amount
                  ------------------------------

                          1997             $886
                          1998              669
                          1999              356
                          2000               66
                          2001                8

Total rent expense for the years ended March 31, 1996, 1995 and 1994 was $952, $883 and $989, respectively.

7. Income Taxes

Deferred income taxes arise from the recognition of temporary differences between income determined for financial reporting purposes and for income tax purposes. Such temporary differences are principally related to allowance for bad debts, accelerated tax depreciation, intercompany profit in inventory, uniform capitalized costs for income taxes, and various allowances and reserves which are not currently deductible for income tax purposes. These temporary differences resulted in deferred tax assets and liabilities as follows:

                                   March 31
                               1996         1995
                             --------------------
 Deferred tax assets:
       Current                 $ 577        $ 688
       Noncurrent                  -           27
                             --------------------
                               $ 577        $ 715
                             ====================

 Deferred tax liabilities:
       Current                 $  -         $   -
       Noncurrent                674          596
                             --------------------
                               $ 674        $ 596
                             ====================

                        LIFECARE(R) International, Inc.

7. Income Taxes (continued)

The components of income tax expense for the years ended March 31 are as follows:


                  1996        1995        1994
                 ------------------------------
   Current:
        Federal     $220       $165        $417
        State         59         49          90
        Foreign      417        113         (16)
   Deferred:
        Federal       63       (268)         64
        State         13        (53)         13
                 ------------------------------
                    $772        $ 6        $568
                 ==============================

Income tax paid during the years ended March 31, 1996, 1995 and 1994 was $393, $153 and $588, respectively.

            Consolidated Condensed Financial Statements (Unaudited)

                        LIFECARE(R) International, Inc.

                   Three months ended June 30, 1996 and 1995

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

LIFECARE(R) INTERNATIONAL, INC.

(In thousands)

                                             June 30
                                          1996     1995
                                         -------  -------

ASSETS

 CURRENT ASSETS
  Cash and short-term investments        $   173  $   476
  Trade accounts receivable                7,741    7,271
  Inventories                              5,875    5,916
  Other current assets                     1,981    2,238
                                         -------  -------
    TOTAL CURRENT ASSETS                  15,770   15,901

 RENTAL EQUIPMENT, PROPERTY AND
  EQUIPMENT (NET)                          9,636    9,565

 OTHER ASSETS                                407      324

 COST IN EXCESS OF NET ASSETS OF
   BUSINESS ACQUIRED                         615      658
                                         -------  -------

                                         $26,428  $26,448
                                         =======  =======

LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES

 Accounts payable and accrued expenses   $ 3,501  $ 3,178
 Income taxes                              1,160      783
 Current portion of long-term
  obligations                              2,156    3,305
                                         -------  -------
                                           6,817    7,266

LONG-TERM OBLIGATIONS                     10,356   11,378

SHAREHOLDERS' EQUITY                       9,255    7,804
                                         -------  -------

                                         $26,428  $26,448
                                         =======  =======

See notes to financial statements.

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

LIFECARE(R) INTERNATIONAL, INC.

(In thousands)


                                          Three months ended June 30
                                                1996      1995
                                             --------   -------
Net operating revenues                         $8,858    $7,731
Cost of operating revenues                      4,127     3,733
                                               ------    ------
                                                4,731     3,998

Selling, general and administrative
  expenses                                      3,306     3,145
Research and development expense                  489       492
Interest expense                                  229       382
Other income                                      (35)      (40)
                                               ------    ------
                                                3,989     3,979
                                               ------    ------

         INCOME BEFORE INCOME TAXES               742        19

Income taxes                                      304        66
                                               ------    ------
                   NET INCOME (LOSS)           $  438    $  (47)
                                               ======    ======



See notes to financial statements.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

LIFECARE(R) INTERNATIONAL, INC.

(In thousands)

                                                     Three months ended June 30
                                                          1996       1995
                                                        --------   -------
OPERATING ACTIVITIES

  Net income (loss)                                        $ 438   $ (47)
  Adjustments to reconcile net income (loss)to net
      cash (used) provided by operating activities:
        Depreciation and amortization                         395     260
        Changes in operating assets and liabilities:
           (Increase) decrease in accounts receivable      (1,497)    279
           Decrease in inventories                            107     194
           Increase in other current assets                  (154)    (99)
           (Increase) decrease  in other assets               (33)    388
           Increase in accounts payable                       479      66
           Decrease in accrued expenses                       (95)   (426)
           Increase in accrued income taxes                   121     152
                                                           ------  ------
                NET CASH (USED) PROVIDED  BY
                   OPERATING ACTIVITIES                      (239)    767

INVESTING ACTIVITIES
  Net increase in rental equipment, property,
   and equipment                                             (382)     (3)
                                                           ------  ------

                NET CASH  USED BY
                   INVESTING ACTIVITIES                      (382)     (3)

FINANCING ACTIVITIES
  Net increase (decrease) in long term obligations            275    (728)
  Issuance of common stock                                      0      60
                                                           ------  ------

                NET CASH  PROVIDED (USED) BY
                   FINANCING ACTIVITIES                       275    (668)

ADJUSTMENT FROM TRANSLATION                                   (39)     18
                                                           ------  ------


            (DECREASE) INCREASE IN CASH AND
                 SHORT-TERM INVESTMENTS                      (385)    114

Cash and short-term investments at beginning of period        558     362
                                                           ------  ------

CASH AND SHORT-TERM INVESTMENTS AT END OF PERIOD             $173   $ 476
                                                           ======  ======


See notes to financial statements.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

LIFECARE(R) INTERNATIONAL, INC.

June 30, 1996



NOTE A -- BASIS OF PRESENTATION

In August 1996, LIFECARE(R) International, Inc. entered into a stock purchase agreement with Respironics, Inc. whereby Respironics, Inc. agreed to purchase all of the capital stock of LIFECARE(R) International, Inc. for $50,000,000 in cash. The accompanying condensed consolidated financial statements have been prepared, without audit, in accordance with generally accepted accounting principles and Securities and Exchange Commission rules for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Respironics, Inc. and LIFECARE(R) International, Inc. believe that the disclosures pertaining to these financial statements are adequate to make the information presented not misleading. It is suggested that these interim financial statements be read in conjunction with LIFECARE(R) International Inc.'s audited financial statements which are included in this Report on Form 8-K.